Exhibit 10.8

The Hain Celestial Group, Inc.

Performance Share Unit Agreement

This Performance Share Unit Agreement (this “Agreement”) is dated as of December 15, 2025 (the “Grant Date”) and sets forth the terms of an award of performance share units (“Performance Share Units” or “PSUs”) by The Hain Celestial Group, Inc., a Delaware corporation (the “Company”), to Alison E. Lewis (the “Participant”).

WHEREAS, the Company has adopted The Hain Celestial Group, Inc. 2022 Long Term Incentive and Stock Award Plan, as amended (the “Plan”), the provisions of which are incorporated herein by reference; and

WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) or its delegate has determined that it is in the best interests of the Company and its stockholders to grant the award of Performance Share Units provided for herein, with the award to constitute an Award of Performance Share Units under the Plan.

1.
GENERAL.
1.1
Administration. In accordance with Section 3 of the Plan, all questions of interpretation concerning this Agreement shall be determined by the Compensation Committee. All determinations by the Compensation Committee made reasonably and in good faith shall be final and binding upon all persons having an interest in this Award.
1.2
Construction. References herein to the Participant’s employment or employment arrangements with the Company shall be deemed to refer to employment with the Company or any of its Subsidiaries or Affiliates. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.
1.3
Definitions. Unless otherwise defined herein, capitalized terms shall have the meaning set forth in the Plan.
2.
THE AWARD.
2.1
Grant of Performance Share Units. On the Grant Date, the Participant has been granted a right, evidenced by the number of Performance Share Units set forth below, to receive Shares based on the terms and conditions set forth in this Agreement, which will be earned and vested (or not) as set forth in Section 3:

DOCPROPERTY DOCXDOCID DMS=IManage Format=<<NUM>>v<<VER>> \* MERGEFORMAT 22063097v2

Number of PSUs Granted Pursuant to this Agreement
1,500,000

Each Performance Share Unit represents a contingent right to receive one (1) Share on the applicable Vesting Date (as defined below).

2.2
No Monetary Payment Required. The Participant is not required to make any monetary payment (other than applicable tax withholding, if any) as a condition to receiving the PSUs or Shares issued upon settlement of the PSUs, the consideration for which shall be past services actually rendered and/or future services to be rendered to the Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to the Company or for its benefit having a value not less than the par value of the Shares issued upon settlement of the PSUs.
3.
VESTING OF PERFORMANCE SHARE UNITS.

The PSUs will be earned and will become vested based upon the achievement of Company share price targets, as measured by the 30-Trading Day Average Share Price (as defined below) during any 30 consecutive trading days during the Performance Period (as defined below), as follows:

30-Trading Day Average Share Price	Incremental Number of PSUs Earned
$3.00 or Greater	375,000
$5.00 or Greater	375,000
$7.00 or Greater	375,000
$9.00 or Greater	375,000

The date on which each of the above 30-Trading Day Average Share Prices is met and the associated PSUs are earned and become vested is referred to as a “Vesting Date.”

All PSUs that fail to be earned and do not vest by the end of the Performance Period—whether the Performance Period ends on the three-year anniversary of the Grant Date or the date that the Participant’s employment with the Company is terminated for any reason—shall be immediately forfeited and cancelled without consideration.

For the avoidance of doubt, (i) the Incremental Number of PSUs Earned (as provided in the table above) that correspond to each 30-Trading Day Average Share Price may only be earned once during the Performance Period and (ii) the maximum number of Performance Share Units that may be earned by the Participant pursuant to this Agreement is 1,500,000 PSUs (exclusive of any Dividend Equivalent PSUs (as defined below), if applicable).

For purposes of this Section 3, the following terms have the following meanings:

•
“30-Trading Day Average Share Price” means the average of the daily closing prices per Share of the Company’s common stock, as reported on the stock exchange or market on which such stock is listed, for any 30 consecutive trading days during the Performance Period.
•
“Performance Period” means the period beginning on the Grant Date and ending on the earlier of (i) the three-year anniversary of the Grant Date, and (ii) the date that the Participant’s employment with the Company is terminated for any reason.
4.
Dividends Credited on the PERFORMANCE SHARE Units.
4.1
The PSUs will earn dividend equivalents in the form of additional PSUs. Specifically, as of each dividend payment date for Company common stock during the Performance Period, the Participant’s account will be credited with additional PSUs (“Dividend Equivalent PSUs”) equal in number to the number of Shares that could be bought with the cash dividends that would be paid on the PSUs if each of the PSUs was a Share, rounded to a whole number of Dividend Equivalent PSUs using normal rounding.
4.2
The number of Shares that could be bought with the cash dividends will be calculated based on the Fair Market Value (as defined below) of Company common stock on the applicable dividend payment date. For purposes of this Agreement, “Fair Market Value” means the average of the high and the low per Share trading prices for Company common stock as reported in The Wall Street Journal for the specific dividend payment date, or in such other source as the Company deems reliable.
4.3
Dividend Equivalent PSUs will vest at the same time and in the same manner as the PSUs with which they are associated.
5.
SETTLEMENT OF THE AWARD; RETENTION OF SHARES; FORFEITURE AND CLAWBACK.
5.1
Issuance of Shares. Subject to the provisions of Section 5.3 and Section 6, promptly following a Vesting Date, the Company shall issue to the Participant, in settlement of the PSUs that are earned and become vested on such Vesting Date, the number of Shares equal to one (1) Share for each PSU that was earned and became vested pursuant to Section 3, and all such PSUs will terminate and cease to be outstanding upon the issuance of such Shares. The Participant understands and agrees that the administration of the issuance of Shares may take up to 15 days following a Vesting Date.
5.2
Mechanics of Issuance of Shares. The Participant hereby authorizes the Company, in its sole discretion, to deposit for the benefit of the Participant with any broker that administers the Company’s equity award plans any or all Shares acquired by the Participant pursuant to the settlement of the Award.
5.3
Securities Laws and Other Laws. The grant of the Award and issuance of Shares upon settlement of the Award shall be subject to compliance with all applicable requirements of federal, state or foreign law, including securities laws and regulations.
5.4
Retention of Shares. The Participant must hold any Shares (net of any Shares withheld to satisfy Tax Withholding Obligations (as defined in Section 6)) issued to the Participant in settlement of PSUs under this Agreement until the earlier of (a) the six-month anniversary of the applicable Vesting Date, or (b) a Change in Control (as defined in the Plan), in each case, subject to applicable securities laws.
5.5
Forfeiture and Clawback. In the event the Participant breaches the Confidentiality, Non-Interference, and Invention Assignment Agreement between the Participant and the Company, dated May 8, 2025, then the Company shall have the right to (a) deem all PSUs which have not vested to be canceled and rescinded, and forfeited by the Participant, and (b) require the Participant to return to the Company any Shares issued to the Participant upon settlement of the PSUs during the two (2) years prior to such breach and pay to the Company any proceeds realized as a result of the Participant’s sale of Shares issued to the Participant upon settlement of the PSUs during the two (2) years prior to such breach, in each case within thirty (30) days following the Company’s request for such return or payment.
6.
AUTOMATIC WITHHOLDING OF SHARES.

The Company shall automatically satisfy all federal, state, local and foreign tax (including any social insurance) withholding obligations of the Company (or its Affiliate or Subsidiary) that arise in connection with the vesting and settlement of PSUs on a relevant date (the “Tax Withholding Obligations”) by deducting from the Shares otherwise deliverable to the Participant in settlement of the Award on such date a number of whole Shares having a fair market value, as determined by the Company as of such date, equal to the amount of such Tax Withholding Obligations. Notwithstanding the preceding sentence, this Section 6 shall not be construed as creating any irrevocable right for the Participant to enforce such automatic net settlement, and the Compensation Committee retains the right, and the right of the Board, to revoke such automatic net settlement at any time and without consent of the Participant until the time the applicable Tax Withholding Obligations arise in connection with the vesting and settlement of the Award. In the event the Compensation Committee or the Board revokes the automatic net settlement in accordance with the preceding sentence, the Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for, any sums required to satisfy the Tax Withholding Obligations that arise in connection with the vesting and settlement of PSUs.

7.
ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE.

The Compensation Committee may make adjustments in accordance with Section 4(e) of the Plan.

8.
NO RIGHTS AS A STOCKHOLDER OR EMPLOYEE.

The Participant shall have no rights as a stockholder with respect to any PSUs until the date of the issuance of the Shares in settlement thereof. No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date the Shares are issued, except as provided in Sections 4 and 7. The Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between the Company and the Participant, the Participant’s employment is “at will” and is for no specified term. Nothing in this Agreement shall confer upon the Participant any right to continue in the employment of the Company or any Subsidiary or interfere in any way with any right of such entities to terminate the Participant’s employment at any time.

9.
MISCELLANEOUS PROVISIONS.
9.1
Termination or Amendment. The Board may terminate or amend the Plan or this Agreement at any time; provided, however, that no such termination or amendment may adversely affect the Participant’s rights under this Agreement without the consent of the Participant unless such termination or amendment is necessary to comply with applicable law or government regulation, including, but not limited to, Section 409A of the Code. No amendment or addition to this Agreement shall be effective unless in writing.
9.2
Nontransferability of the Award. Prior to the issuance of Shares on settlement of the Award, neither this Award nor any PSUs subject to this Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to the Award shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.
9.3
Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.
9.4
Binding Effect. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.
9.5
Delivery of Documents and Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by the Company, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, if to the Company at 221 River Street, 12th Floor, Hoboken, New Jersey 07030, Attention: Chief Legal Officer, and if to the Participant at the home address of the Participant on file with the Company.
(a)
Description of Electronic Delivery. The Plan documents, which may include but do not necessarily include: the Plan, this Agreement, the Plan’s prospectus and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically. In addition, the Participant may deliver electronically the Agreement to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.
(b)
Consent to Electronic Delivery and Execution. The Participant acknowledges that the Participant has read Section 9.5 of this Agreement and consents to the electronic delivery of the Plan documents, as described in Section 9.5(a). The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery or execution of such documents fails. The Participant may revoke his or her consent to the electronic delivery of documents described in Section 9.5(a) or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 9.5(a). Electronic acceptance of this Agreement shall have the same binding effect as a written or hard copy signature and accordingly, shall bind the Participant and the Company to all of the terms and conditions set forth in this Agreement.
9.6
Integrated Agreement. This Agreement and the Plan shall constitute the entire understanding and agreement of the Participant and the Company with respect to the subject matter contained herein or therein and supersedes any prior agreements, understandings, restrictions, representations, or warranties between the Participant and the Company with respect to such subject matter other than those as set forth or provided for herein or therein. To the extent contemplated herein or therein, the provisions of the Agreement shall survive any settlement of the Award and shall remain in full force and effect.
9.7
Section 409A. This Agreement and the PSUs granted hereunder are intended to fit within the “short-term deferral” exemption from Section 409A of the Code as set forth in Treasury Regulation Section 1.409A-1(b)(4). In administering this Agreement, the Company shall interpret this Agreement in a manner consistent with such exemption. Notwithstanding the foregoing, if it is determined that the PSUs fail to satisfy the requirements of the short-term deferral rule and are otherwise deferred compensation subject to Section 409A, and if the Participant is a “Specified Employee” (within the meaning set forth Section 409A(a)(2)(B)(i) of the Code) as of the date of the Participant’s separation from service (within the meaning of Treasury Regulation Section 1.409A-1(h)), then the issuance of any Shares that would otherwise be made upon the date of the separation from service or within the first six (6) months thereafter will not be made on the originally scheduled date(s) and will instead be issued in a lump sum on the date that is six (6) months and one day after the date of the separation from service, but if and only if such delay in the issuance of the Shares is necessary to avoid the imposition of additional taxation on the Participant in respect of the Shares under Section 409A of the Code. Each installment of Shares that vests is intended to constitute a “separate payment” for purposes of Section 409A of the Code and Treasury Regulation Section 1.409A-2(b)(2).
9.8
Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New Jersey without regard to its conflict of laws provisions. The parties agree that any action or proceeding with respect to this Agreement shall be brought exclusively in the Superior Court of the State of New Jersey, Hudson County, or in the United States District Court for the District of New Jersey, or in any other court of competent jurisdiction in and for the State of New Jersey, Hudson County and the parties agree to the personal jurisdiction thereof. The parties hereby irrevocably waive any objection they may now or hereafter have to the laying of venue of any such action in such court(s), and further irrevocably waive any claim they may now or hereafter have that any such action brought in such court(s) has been brought in an inconvenient forum. The parties agree that, if any dispute or controversy arising from or relating to this agreement is submitted for adjudication to any court, all issues of fact shall be tried without a jury.
9.9
Severability. If any term or provision of this Agreement or the application thereof to any Participant or circumstance shall to any extent be invalid or unenforceable, such provision will be modified, rewritten or interpreted to include as much of its nature and scope as will render it enforceable. If it cannot be so modified, rewritten or interpreted to be enforceable in any respect, it will not be given effect and the remainder of this Agreement, or the application of such term or provision to Participants or circumstances other than those held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.
9.10
Acceptance. By accepting this Agreement, the Participant: (a) acknowledges receipt of and represents that the Participant has read and is familiar with this Agreement and the Plan, (b) accepts the Award subject to all of the terms and conditions of this Agreement and the Plan and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under this Agreement except as otherwise provided in this Agreement. The Participant acknowledges that there may be tax consequences upon the vesting and settlement of the PSUs or disposition of the underlying Shares and that the Participant has been advised to consult a tax advisor prior to such vesting, settlement or disposition.